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                                                                    EXHIBIT 99.1



PRESS RELEASE -- FOR IMMEDIATE RELEASE

CONTACT:  Kenneth R. Howe, Chief Financial Officer
                                            (248) 737-4190

        AGREE REALTY CORPORATION REPORTS FIRST QUARTER OPERATING RESULTS


FIRST QUARTER HIGHLIGHTS:

FINANCIAL INFORMATION
           o DILUTED FFO PER SHARE OF $0.71
           o 11.3% INCREASE ON A FFO PER SHARE BASIS
           o 15.5% INCREASE IN NET INCOME
           o 13.8% INCREASE IN REVENUES
           o $0.48 PER SHARE REGULAR QUARTERLY DIVIDEND DECLARED MARCH 10, 2003

     FARMINGTON HILLS, MI (April 22, 2003) - Agree Realty Corporation (NYSE:
ADC) today announced results for the quarter ended March 31, 2003. For the first quarter, funds from operations increased 13.3% to $3,637,000 compared with funds from operations in the first quarter of 2002 of $3,209,000. Diluted funds from operations per share increased 11.3% to $0.71 per share compared with $0.63 per share for the first quarter of 2002. Net income increased 15.5% to $2,244,000, or $0.50 per share on a diluted basis, compared with net income for the first quarter of 2002 of $1,942,000, or $0.44 per share. Total revenues increased 13.8% to $7,019,000, compared with total revenues of $6,170,000 in the first quarter of 2002.

DIVIDEND

     The Company paid a cash dividend of $0.48 per share on April 15, 2003 to shareholders of record on March 28, 2003. The dividend is equivalent to an annualized dividend of $1.92 per share and represents a payout ratio of 69% of funds from operations for the quarter, down from 73% for the first quarter of 2002.


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FINANCING

         During the first quarter the Company acquired the interest of its joint venture partner in a single tenant property. The property is located in Ann Arbor, Michigan, contains approximately 460,000 square feet of gross leasable area and is leased to Borders, Group, Inc., for their headquarters. The cost of the acquisition was approximately $7.7 million and was financed with a 20 year self amortizing mortgage, at a rate of 6.50%.

GENERAL

         Agree Realty Corporation has a portfolio of 49 properties, with approximately 3.7 million square feet of gross leasable area, located in Michigan, California, Florida, Indiana, Illinois, Kansas, Kentucky, Maryland, Nebraska, Ohio, Oklahoma, Pennsylvania and Wisconsin. Headquartered in Farmington Hills, Michigan, Agree is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) which owns, develops, acquires, manages and leases community shopping centers and single tenant properties.

         Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

         For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com


         AGREE REALTY CORPORATION
         31850 Northwestern Highway
         Farmington Hills, MI  48334
         (248) 737-4190

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                            Agree Realty Corporation
           Operating Results (in thousands, except per share amounts)
                                   (Unaudited)

                                                        Three months ended
                                                             March 31,
                                                    -------------------------
                                                      2003           2002
                                                    -------------------------
REVENUE
        Basic rental                                  $ 6,212      $ 5,477
        Percentage rent                                    41           35
        Operating cost reimbursements                     764          654
        Management fees and other                           2            4
                                                    -------------------------
                  Total Revenue                         7,019        6,170
                                                    -------------------------
EXPENSES
        Real estate taxes                                 506          441
        Property operating expenses                       662          549
        Land lease payments                               185          185
        General and administrative                        557          475
        Depreciation and amortization                   1,063          979
        Interest expense                                1,584        1,478
                                                    -------------------------
                  Total Expenses                        4,557        4,107
                                                    -------------------------
        Other income                                      119          174
                                                    -------------------------
                  Income before minority interest       2,581        2,237
        Minority interest expense                         337          295
                                                    -------------------------
                  Net Income                          $ 2,244      $ 1,942
                                                    =========================

        Net Income per share                          $  0.50      $  0.44
                                                    =========================

RECONCILIATION OF FUNDS FROM OPERATIONS
  TO INCOME BEFORE MINORITY INTEREST

        Income before minority interest               $ 2,581      $ 2,237
        Depreciation of real estate assets              1,042          955
        Amortization of leasing costs                      14           17

                                                    -------------------------
                  Funds from Operations               $ 3,637      $ 3,209
                                                    =========================


        Weighted average number of shares
          and "OP" Units outstanding                    5,153        5,120
                                                    =========================



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                            Agree Realty Corporation
                   Consolidated Balance Sheets (in thousands)
                                   (Unaudited)

                                                 March 31,      Dec 31,
                                                   2003          2002
                                             -------------------------------
ASSETS

      Real estate investments, at cost           $ 219,596      $ 210,986
      Accumulated depreciation                     (38,493)       (37,456)
      Cash and cash equivalents                        185          1,096
      Rents receivable                                 386            784
      Investments in and advances to
          unconsolidated entities                      275            315
      Deferred costs, net of amortization            1,376          1,425
      Other assets                                     960          1,012
                                             -----------------------------

           TOTAL ASSETS                          $ 184,285      $ 178,162
                                             =============================

LIABILITIES AND STOCKHOLDERS' EQUITY

      Mortgages payable                          $  78,701      $  71,589
      Construction loans                             5,599          5,612
      Notes payable                                 37,658         38,083
      Other liabilities                              3,653          4,468
                                             -----------------------------

           TOTAL LIABILITIES                       125,611        119,752
                                             -----------------------------

           TOTAL MINORITY INTEREST                   5,801          5,787
                                             -----------------------------

      Common stock                                       1              1
      Additional paid-in capital                    65,027         64,507
      Accumulated deficit                          (11,042)       (11,136)
      Unearned compensation                         (1,113)          (749)
                                             -----------------------------

           TOTAL STOCKHOLDERS' EQUITY               52,873         52,623
                                             -----------------------------

                                                 $ 184,285      $ 178,162
                                             =============================
